AMENDED AND RESTATED INVESTMENT
ADVISORY AGREEMENT
       AMENDED AND RESTATED INVESTMENT
ADVISORY AGREEMENT made this 30th day of June,
2009 by and between Morgan Stanley Institutional Fund,
Inc., a Maryland corporation (the "Fund"), and Morgan Stanley Investment Management Inc. (formerly, Morgan
Stanley Asset Management Inc.), a Delaware
corporation (the "Adviser").
       RECITALS
       WHEREAS, the Fund entered into an
Investment Advisory Agreement to provide investment
advisory services with the Adviser, effective as of May
1, 1997, as amended (the "Current Investment
Advisory Agreement"); and
       WHEREAS, as of November 1, 2004, the
Current Investment Advisory Agreement was amended
and restated (the "Amended Investment Advisory
Agreement") to reduce the fee payable with respect to certain series of the Fund; and
       WHEREAS, this Agreement amends and
restates, in its entirety, the Amended Investment
Advisory Agreement to incorporate amendments thereto
and to make other ministerial changes designed to
facilitate the administration of this Agreement.
       AGREEMENTS
       Now, Therefore, the Fund and the Adviser agree
as follows:
       1.	Duties of Adviser.  The Fund hereby
appoints the Adviser to act as investment adviser to the series of the Fund set forth on Schedule A hereto, as such Schedule A may be amended from time to time
(each a "Portfolio" and, collectively, the "Portfolios"), for the period and on such terms as set forth in this Agreement. The Fund employs the Adviser to manage the investment and reinvestment of the assets of the
Fund's Portfolios, to continuously review, supervise and administer the investment program of each of the
Portfolios, to determine in its discretion the securities to be purchased or sold and the portion of each such Portfolio's assets to be held uninvested, to provide the Fund with records concerning the Adviser's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and Board of Directors concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and applicable laws
and regulations.  The Adviser accepts such employment
and agrees to render the services and to provide, at its
own expense, the office space, furnishings and
equipment and the personnel required by it to perform
the services on the terms and for the compensation
provided herein.
       2.	Portfolio Transactions.  The Adviser is
authorized to select the brokers or dealers that will execute the purchases and sales of securities for each of the Fund's Portfolios and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Unless and until otherwise directed by the Board of Directors of the Fund, the Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or
otherwise.  The Adviser will promptly communicate to
the officers and Directors of the Fund such information relating to portfolio transactions as they may reasonably request.
       3.	Compensation of the Adviser.  For the
services to be rendered by the Adviser as provided in
Section 1 of this Agreement, the Fund shall pay to the Adviser at the end of each of the Fund's fiscal quarters, an advisory fee calculated by applying a quarterly rate, based on the annual percentage rates set forth on
Schedule A to this Agreement attached hereto, to the
average daily net assets of each of the Portfolios for the
quarter.
       In the event of termination of this Agreement,
the fee set forth in Schedule A to this Agreement shall
be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of
days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.
       4.	Other Services.  At the request of the
Fund, the Adviser in its discretion may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Fund at the Adviser's
cost.
       5.	Reports.  The Fund and the Adviser
agree to furnish to each other current prospectuses,
proxy statements, reports to shareholders, certified
copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.
       6.	Status of Adviser.  The services of the
Adviser to the Fund are not to be deemed exclusive, and
the Adviser shall be free to render similar services to
others.
       7.	Liability of Adviser.  In the absence of
(i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the
Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940 ("1940 Act"), the
Adviser shall not be subject to any liability whatsoever
to the Fund, or to any shareholder of the Fund, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of any Portfolio of the Fund.
       8.	Permissible Interests.  Subject to and
in accordance with the Articles of Incorporation of the
Fund and the Certificate of Incorporation of the Adviser, Directors, officers, agents and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as Directors, officers, agents, shareholders or otherwise; Directors, officers, agents and shareholders of the Adviser are or may be interested in the Fund as Directors, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise; and that the effect of any such interrelationships shall be governed by said Articles of Incorporation, Certificate of Incorporation and the provisions of the 1940 Act.
       9.	Duration and Termination.  This
Agreement, unless sooner terminated as provided herein, shall continue in effect with respect to each Portfolio for a period of up to one year from the effective date hereof (except with respect to any Portfolio added to Schedule
A of this Agreement after the date hereof, for an initial period of two years from the date that such Portfolio is added) and thereafter provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of
the Fund who are not parties to this Agreement or
interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Fund
or by vote of a majority of the outstanding voting securities of each Portfolio of the Fund; provided however, that if the holders of any Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve in such capacity in the manner
and to the extent permitted by the 1940 Act and Rules thereunder. This Agreement may be terminated by any Portfolio of the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board
of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 90 days' written notice to
the Fund.  This agreement will automatically and
immediately terminate in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Adviser's business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control of the Adviser's business shall not be deemed to be an assignment for the purposes of this Agreement.  Any
notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at any office of such party and shall be deemed given when received by the addressee.
       As used in this Section 9, the terms
"assignment," "interested persons," and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4),
Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.
       10.	Amendment of Agreement.  This
Agreement may be amended by mutual consent, but the
consent of the Fund must be approved (a) by vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or
interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the
outstanding voting securities of each Portfolio of the
Fund.
       11.	Use of Name.  The Fund agrees that if
this Agreement is terminated and the Adviser shall no
longer be the adviser to the Fund, the Fund will, within a reasonable period of time, change its name to delete reference to "Morgan Stanley."
       12.	Severability.  If any provisions of this
Agreement shall be held or made invalid by a court
decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
       13.	Applicable Law.  This Agreement shall
be construed in accordance with the laws of the State of
New York, provided, however, that nothing herein shall
be construed as being inconsistent with the 1940 Act.
       14.	Counterparts.  This Agreement may be
executed in one or more counterparts, each of which shall be deemed to be an original.


	IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be executed by their
officers thereunto duly authorized as of the day and year
first written above.
MORGAN STANLEY
INVESTMENT
MANAGEMENT INC.
By:	/s/ Randy Takian
Name:	Randy Takian
Title:	President
MORGAN STANLEY
INSTITUTIONAL FUND,
INC.
By:	/s Randy Takian
Name:	Randy Takian
Title: President and
Principal Executive
Officer



SCHEDULE A
As of December 13, 2016
PORTFOLIO
EFFECTIVE
DATE OF
AGREEMENT
AND ANY
AMENDMENTS
ENTERED INTO
PRIOR TO JUNE
30, 2009
CONTRACTUAL
RATE OF
ADVISORY FEES
Active
International
Allocation
Portfolio
Effective Date:
05/01/97
Amendments:
11/01/04,
06/01/05
0.65% of the
portion of the daily
net assets not
exceeding $1
billion; 0.60% of
the portion of the
daily net assets
exceeding $1
billion.
Advantage
Portfolio



Asia
Opportunity
Portfolio
Effective Date:
12/10/09



Effective Date:
09/17/15
0.65% of the
portion of the daily
net assets not
exceeding $750
million; 0.60% of
the portion of the
daily net assets
exceeding $750
million but not
exceeding $1.5
billion; and 0.55%
of the portion of
the daily net assets
exceeding $1.5
billion.
0.80% of the
portion of the daily
net assets not
exceeding $750
million; 0.75% of
the portion of the
daily net assets
exceeding $750
million but not
exceeding $1.5
billion; and 0.70%
of the portion of
the daily net assets
exceeding $1.5
billion.
Emerging
Markets
Breakout
Nations
Portfolio
Effective Date:
12/13/16
0.90% of the
portion of the daily
net assets not
exceeding $1
billion; 0.85% of
the portion of the
daily net assets
exceeding $1
billion.
Emerging
Markets Fixed
Income
Opportunities
Portfolio
Effective Date:
03/01/12
0.75% of the
portion of the daily
net assets not
exceeding $500
million; 0.70% of
the portion of the
daily net assets
exceeding $500
million but not
exceeding $1
billion; and 0.65%
of the portion of
the daily net assets
exceeding $1
billion.

Emerging
Markets Leaders
Portfolio

Effective Date:
09/17/14



0.90% of the
portion of the daily
net assets not
exceeding $1
billion; and 0.85%
of the portion of
the daily net assets
exceeding $1
billion.

Emerging
Markets
Portfolio
Effective Date:
05/01/97
Amendments:
11/01/04,
06/01/05
0.85% of the
portion of the daily
net assets not
exceeding $500
million; 0.75% of
the portion of the
daily net assets
exceeding $500
million but not
exceeding $1
billion; 0.70% of
the portion of the
daily net assets
exceeding $1
billion but not
exceeding $2.5
billion; and 0.65%
of the daily net
assets exceeding
$2.5 billion.
Emerging
Markets Small
Cap Portfolio

Effective Date:
09/17/15
1.25% of daily net
assets.

Fundamental
Multi-Cap Core
Portfolio
Effective Date:
05/11/16
0.65% of the
portion of the daily
net assets not
exceeding $750
million; 0.60% of
the portion of the
daily net assets
exceeding $750
million but not
exceeding $1.5
billion; and 0.55%
of the portion of
the
daily net assets
exceeding $1.5
billion.
Frontier
Emerging
Markets
Portfolio
Effective Date:
04/25/12
1.25% of daily net
assets.
Global
Advantage
Portfolio
Effective Date:
12/08/10
0.80% of the
portion of the daily
net assets not
exceeding $1
billion; and 0.75%
of the portion of
the daily net assets
exceeding $1
billion.
Global
Concentrated
Portfolio
Effective Date:
05/11/16
0.75% of the
portion of the daily
net assets not
exceeding $750
million; 0.70% of
the portion of the
daily net assets
exceeding $750
million but not
exceeding $1.5
billion; and 0.65%
of
the portion of the
daily assets
exceeding $1.5
billion.
Global Core
Portfolio
Effective Date:
05/11/16
0.75% of the
portion of the daily
net assets not
exceeding $750
million; 0.70% of
the portion of the
daily net assets
exceeding $750
million but not
exceeding $1.5
billion; and 0.65%
of the portion of
the daily assets
exceeding $1.5
billion.
Global
Discovery
Portfolio
Effective Date:
12/08/10
0.90% of the
portion of the daily
net assets not
exceeding $1
billion; and 0.85%
of the portion of
the daily net assets
exceeding $1
billion.
Global
Franchise
Portfolio
Effective Date:
05/01/97
Amendments:
11/01/04,
06/01/05
0.80% of the
portion of the daily
net assets not
exceeding $500
million; 0.75% of
the portion of the
daily net assets
exceeding $500
million but not
exceeding $1
billion; 0.70% of
the portion of the
daily net assets
exceeding $1
billion.
Global
Infrastructure
Portfolio
Effective Date:
06/18/10
0.85% of daily net
assets.
Global Insight
Portfolio
Effective Date:
09/28/11
1.00% of the
portion of the daily
net assets not
exceeding $1
billion; and 0.95%
of the portion of
the daily net assets
exceeding $1
billion.
Global
Opportunity
Portfolio
Effective Date:
12/10/09
0.80% of the
portion of the daily
net assets not
exceeding $750
million; 0.75% of
the portion of the
daily net assets
exceeding $750
million but not
exceeding $1.5
billion; and 0.70%
of the portion of
the daily net assets
exceeding $1.5
billion.
Global Quality
Portfolio
Effective Date:
05/30/13
0.80% of the
portion of the daily
net assets not
exceeding $500
million; 0.75% of
the portion of the
daily net assets
exceeding $500
million but not
exceeding $1
billion; and 0.70%
of the portion of
the daily net assets
exceeding $1
billion.
Global Real
Estate Portfolio
Effective Date:
04/25/06
0.85% of the
portion of the daily
net assets not
exceeding $2.5
billion; and 0.80%
of the portion of
the daily net assets
exceeding $2.5
billion.
Growth
Portfolio
Effective Date:
05/01/97
Amendments:
11/01/04,
06/01/05
0.50% of the
portion of the daily
net assets not
exceeding $1
billion; 0.45% of
the portion of the
daily net assets
exceeding $1
billion but not
exceeding $2
billion; 0.40% of
the portion of the
daily net assets
exceeding $2
billion but not
exceeding $3
billion; 0.35% of
the portion of the
daily net assets
exceeding $3
billion.
Insight Portfolio
Effective Date:
09/28/11
0.80% of the
portion of the daily
net assets not
exceeding $750
million; 0.75% of
the portion of the
daily net assets
exceeding $750
million but not
exceeding $1.5
billion; and 0.70%
of the portion of
the daily net assets
exceeding $1.5
billion.
International
Advantage
Portfolio
Effective Date:
12/08/10
0.80% of the
portion of the daily
net assets not
exceeding $1
billion; and 0.75%
of the portion of
the daily net assets
exceeding $1
billion.
International
Equity Portfolio
Effective Date:
05/01/97
Amendments:
11/01/04,
06/01/05
0.80% of the
portion of the daily
net assets not
exceeding $10
billion; 0.75% of
the portion of the
daily net assets
exceeding $10
billion.
International
Opportunity
Portfolio
Effective Date:
12/10/09
0.80% of the
portion of the daily
net assets not
exceeding $1
billion; 0.75% of
the portion of the
daily net assets
exceeding $1
billion.
International
Real Estate
Portfolio
Effective Date:
05/01/97
Amendments:
11/01/04,
06/01/05
0.80% of daily net
assets.
Multi-Asset
Portfolio
Effective Date:
03/01/12
0.85% of the
portion of the daily
net assets not
exceeding $750
million; 0.80% of
the portion of the
daily net assets
exceeding $750
million but not
exceeding $1.5
billion; and 0.75%
of the portion of
the daily net assets
exceeding $1.5
billion.
Small Company
Growth
Portfolio
Effective Date:
05/01/97
Amendments:
11/01/04,
06/01/05
0.92% of the
portion of the daily
net assets not
exceeding $1
billion; 0.85% of
the portion of the
daily net assets
exceeding $1
billion but not
exceeding $1.5
billion; 0.80% of
the portion of the
daily net assets
exceeding $1.5
billion but not
exceeding $2
billion; and 0.75%
of the portion of
the daily net assets
exceeding $2
billion.
US Core
Portfolio
Effective Date:
05/11/16
0.60% of the
portion of the daily
net assets not
exceeding $750
million; 0.55% of
the portion of the
daily net assets
exceeding $750
million but not
exceeding $1.5
billion; and 0.50%
of the portion of
the daily assets
exceeding $1.5
billion.
U.S. Real Estate
Portfolio
Effective Date:
05/01/97
Amendments:
11/01/04,
06/01/05
0.80% of the
portion of the daily
net assets not
exceeding $500
million; 0.75% of
the portion of the
daily net assets
exceeding $500
million but not
exceeding $1
billion; 0.70% of
the portion of the
daily net assets
exceeding $1
billion.



11

Sch. A-1
AMR #120045-v2A